EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-56035, 333-129881, 333-176975, 333-198294 on Form S-8 of our report dated March 11, 2015, relating to the consolidated financial statements of Weyco Group, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Weyco Group, Inc. for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
March 11, 2015